Exhibit 10.39
AMENDMENT #4
CARDTRONICS, INC.
(formerly Cardtronics Group, Inc.)
2001 STOCK INCENTIVE PLAN
I. PURPOSE
     Whereas on June 4, 2001, Cardtronics, Inc. (the “Company”) adopted the CARDTRONICS GROUP, INC. 2001 STOCK INCENTIVE PLAN (the “Plan”).
     Whereas, initially the Plan provided that the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 400,920 shares; provided, however, that the number of shares of Common Stock that may be issued under the Plan shall be increased automatically to 476,114 shares upon the subsequent aggregate capital contribution to the Company of $5,000,000 by Summit Capital II, L.P., and Summit Capital Parallel II, L.P.(now known as CapStreet II, L.P., and CapStreet Parallel II, L.P. and herein collectively called “CapStreet”), within one year of the execution of, and in accordance with, that certain Contribution Agreement dated June 4, 2001, by and among Summit Capital II, L.P., Summit Capital Parallel II, L.P., Card Pro, Inc., certain Securityholders of Card Pro, Inc., and the Company;
     Whereas, heretofore the Plan has been previously amended such that the aggregate number of shares of Common Stock that could be issued under the Plan had been increased to 750,000; and
     Whereas, during the annual meeting of the Shareholders conducted on August 22, 2007, the Shareholders consented to increasing in the number of shares that may be issued under the Plan to 850,000.
     Now therefore, Section V(a) of the Plan is hereby amended such that nothing to the contrary in said section and subject to adjustment in the same manner as provided in Paragraph VIII with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 850,000.
Dated effective August 22, 2007.

CARDTRONICS, INC.
By:	/s/ Michael E. Keller
Michael E. Keller, Secretary

Cardtronics, Inc.
2001 Stock Incentive Plan
Amendment #4